SECURITIES AND EXCHANGE COMMISSION

                           Washington D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


 Date of Report(Date of earliest event reported)February 23, 1995


                       RICHARDSON ELECTRONICS, LTD.
          (Exact name of registrant as specified in its charter)


Delaware                 0-12906             36-2096643
(State or other          (Commission         (IRS Employer
 jurisdiction of          File Number)        Identification
 incorporation)                                No.)

                           40W267 Keslinger Road
                             LaFox, IL  60147
                 (Address of principal executive offices)

Registrant's telephone number, including area code  708-208-2200


                              Not applicable
      (Former name or former address, if changed since last report.)

Exhibit Index is located at page 3

This Current Report on Form 8-K contains a total of 22 pages.

Item 2  Acquisition or Disposition of Assets

     On or about February 23, 1995 the registrant, Richardson Electronics, Ltd. (herein the "Company") together with its indirect wholly owned French subsidiary corporation, Richardson Electronique S.A. (herein "RESA"), entered into certain agreements with the City of Brive, France and Denis Dumont and Patrick Pertzborn, as representatives of a group of RESA employees (herein the "RESA Employees"). Consummation of the agreements is subject to completion of certain administrative matters and the payment by RESA to the City of Brive of approximately $1,510,000. Pursuant to such agreements, ownership of the land and factory building (herein the "Facility") at which RESA conducts electron tube manufacturing operations in Brive, France will be returned to the City of Brive and the Company and RESA will be released from all further liability for the remaining amount (approximately $10,485,000) due in connection with the original financing of the Facility. Also pursuant to such agreements RESA will contribute to a newly created, wholly owned French subsidiary of RESA (herein "Covelec"), the assets used in RESA's electron tube manufacturing operations at the Facility, including machinery and equipment, raw materials, and spare parts, having a net book value of approximately $5,121,000, as well as cash to fund severance, warranty, and certain other obligations which are being assumed by Covelec. The stock of Covelec will be transferred to the RESA Employees for no cash consideration. As part of the transaction the RESA Employees have agreed to enter into an agreement with the City of Brive which will permit Covelec to use that portion of the Facility required for continuing electron tube manufacturing operations and have agreed to maintain employment of 83 employees at the Facility for a three year period. In addition, Covelec and the Company have entered into an agreement to assure the Company's customers of an uninterrupted supply of products produced at the Facility. That agreement provides for an aggregate of approximately $30,714,000 of product to be purchased from and supplied by Covelec to the Company over a three-year period. These agreements and the amounts and considerations involved were determined by arms-length negotiations, and after the Company had exhausted all other economically superior alternatives to end the Company's involvement in the manufacture of electron tubes in Brive, France, which operations, notwithstanding the efforts of the Company, continued to experience underutilization and inefficiencies generating significant losses throughout fiscal 1993 and 1994. These transactions were part of the Company's plan announced last year to phase down its involvement in manufacturing and the financial effects are in line with management's projections included in the charge taken on its financial statements in the fourth quarter of fiscal 1994.

Item 7  Financial Statements, Pro Forma Financial Information and
Exhibits

     (c)  Exhibits

          10(a)   Agreement among the City of Brive, Richardson
                    Electronics, Ltd., Richardson Electronique S.A., Covelec S.A., and Messrs. Denis Dumont and Patrick
                     Pertzborn delivered February 23, 1995.
                     translation from French

          10(b)   Agreement among Richardson Electronics, Ltd.,
                    Richardson Electronique S.A., Covelec S.A., and Messrs. Denis Dumont and Patrick Pertzborn delivered February 23, 1995.
                    translation from French


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RICHARDSON ELECTRONICS, LTD.


                              By: /s/ William G. Seils
                                   William G. Seils
                                   Senior Vice President
                                   and Secretary
Date: March 8, 1995